Exhibit 99.1

Bespoke Extracts, Inc. Receives Regulatory Approval from Colorado Marijuana Enforcement Division

Approval qualifies Bespoke to acquire licensed cannabis operations throughout Colorado

Denver, CO (October 6, 2022)—Bespoke Extracts, Inc. (OTCQB: BSPK) today announced that the Colorado Marijuana Enforcement Division (MED) has approved Bespoke’s application for “Suitability”. This approval enables Bespoke to acquire, subject to final state and local approval, any business licensed by the MED.

Suitability approval positions Bespoke to advance its previously announced acquisitions of WonderLeaf and Best Day Ever. WonderLeaf is a licensed infused products manufacturer in Aurora and Best Day Ever is a vertically integrated Colorado licensee with operations in Aspen and Glenwood Springs. Receiving Suitability approval is a key component to the closing of both of these transactions. Both acquisitions are subject to change of control approval from state and local regulatory agencies.

About Bespoke Extracts, Inc.

Bespoke Extracts, Inc operates with the belief that quality craft cannabis and CBD products should be easily and conveniently accessible.  We intend to be a company known for quality, expertise and reliability, producing the highest quality products in the markets where we operate. Bespoke trades on the OTC market under the symbol BSPK. For more information, please visit https://bespokeextracts.com..

Caution Regarding Forward-Looking Information

Matters discussed in this press release contain forward-looking statements. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with our history of losses and our need to raise additional financing, the acceptance of our products in the marketplace, and our need to increase the size of our organization. Further information on the Company’s risk factors is contained in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason except as may be required under applicable law.

Investor Contact:
Bespoke Extracts, Inc.
Michael Feinsod
michael@bespokeextracts.com